THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                                   EXHIBIT 10.10

                       WARRANT TO PURCHASE PREFERRED STOCK


Issue Date:           September 16, 1999
Expiration Date:      September 16, 2006


         THIS WARRANT CERTIFIES THAT, for good and valuable consideration, receipt of which is hereby acknowledged, SILICON VALLEY BANK, or its assigns ("Holder") is entitled to purchase 20,000 fully paid and nonassessable shares of Series B Preferred Stock (the "Shares") of COLLEGE CLUB.COM (the"Company") at the initial exercise price per Share of $10.69 (the "Warrant Price") as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE

         1.1 METHOD OF EXERCISE. At any time prior to the expiration or termination of this Warrant, Holder may exercise this Warrant by surrendering this Warrant and delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

         1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1. 1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

         1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported on the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgement. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree on a reputable investment banking firm to undertake such valuation.

If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees shall be paid by Holder.

         1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant in substantially identical form representing the Shares not so acquired. The foregoing notwithstanding, after the conversion of the Company's outstanding Series B Preferred Stock pursuant to ARTICLE III, Section D of the Company's Articles of Incorporation, this Warrant shall be exercisable for shares of the Company's Common Stock only and any Common Stock issued upon exercise of this Warrant shall be deemed "Shares" for all purposes hereunder.

         1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant in substantially identical form.

         1.6 SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                  1.6.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  1.6.2 ASSUMPTION OR NONASSUMPTION OF WARRANT. If, on the record date for any Acquisition, the fair market value of the Shares (or other Securities issuable upon exercise of this Warrant) is greater than or equal to three (3) times the Warrant Price, then the successor entity may, at its option. either assume the obligations of the Company under this Warrant or not assume the obligations of the Company under this Warrant. If, on the record date for any Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is less than three (3) times the Warrant Price, then the successor entity shall assume the obligations of the Company under this Warrant. If the successor entity assumes the obligations of the Company under this Warrant (whether voluntarily or involuntarily), then this Warrant shall be exercisable for the same class and amount of securities, cash, and/or other property as would be payable for the Shares issuable upon exercise of this Warrant as if such Shares were outstanding on the record date for the Acquisition. If the successor entity does not assume the obligations of the Company under this Warrant, then this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of this Warrant) on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

         2.1 STOCK DIVIDENDS, SPLITS, ETC.

                  (A) If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or;

                  (B) if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the- Warrant Price shall be proportionately increased and the number of Shares issuable upon exercise of this Warrant shall be proportionately decreased.

         2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the mariner set forth on Exhibit A attached hereto in the event of Diluting Issuances (as defined on EXHIBIT A).

         2.5 NO IMPAIRMENT. The Company shall not, by amendment of' its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

         2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and Warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or upon applicable federal and state securities laws.

         3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution. or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

         3.3 INFORMATION RIGHTS. So long, as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements
[or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

         3.4 REGISTRATION RIGHTS. The Company agrees that the shares or, if the shares are convertible into Common Stock of the Company, such Common Stock shall be subject to the registration rights set forth on EXHIBIT B.

         3.5 "MARKET STANDOFF" AGREEMENT. Holder agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed for a Registration, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant or any of the Shares acquirable or acquired upon the exercise hereof except Shares included in such Registration; PROVIDED, HOWEVER, that all officers, directors and holders of one percent (1%) or more of the Company's securities and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to this Warrant and the Shares acquirable or acquired upon the exercise hereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. This covenant shall survive the termination of this Warrant.

ARTICLE 4. MISCELLANEOUS.

         4.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

         4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part, without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder without consideration or if three is on material question as to the availability of current information as referenced in Rule 144(c), Holder represents that is has it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has compiled with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale in compliance with Rule 144(h).

         4.4 TRANSFER PROCEDURE. This Warrant and all rights hereunder may, not be transferred by the Holder, except to one or more subsidiaries, affiliates or successors to all the business of the Holder, or to the underwriters in connection with a public offering of equity securities by the Company. Subject to the provisions of Section 4.3, Holder may transfer all or any of the Shares issued upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the Shares being transferred, setting, forth the name, address and taxpayer identification number of transferees and surrendering the certificate(s) for the Shares being transferred to the Company for reissuance to the transferee(s) (and Holder if applicable).

         4.5 NO RIGHTS AS STOCKHOLDERS. Except as provided herein, this Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of this Warrant.

         4.6 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing, by the Company or such holder from time to time.

         4.7 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.8 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         4.9 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                     COMPANY


                                        College Club.com


                                        By:      /s/ Eric H. Rindall
                                            -----------------------------------
                                                            CFO

                                   APPENDIX I

                               NOTICE OF EXERCISE


         1. The undersigned hereby elects to purchase __________ shares of the Series B Preferred Stock of College Club.com pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to _____________ of the Shares covered by the Warrant.

         3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                     ____________________________________
                                                   (Name)

                                     ____________________________________
                                     ____________________________________
                                     ____________________________________
                                                   (Address)

         4. The undersigned represents it is acquiring- the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                     ____________________________________
                                   (Signature)


_________________________
(Date)

                                    EXHIBIT A

                            Anti-Dilution Provisions

         In the event of the issuance (a "Diluting Issuance") by the Company, after the issue Date of the Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions ("the Provisions") of the Company's Articles of Incorporation which apply to Diluting Issuances.

         The Company agrees the Provisions, as in effect on the Issue Date, shall be deemed to remain in full force and effect during the term of the Warrant notwithstanding any subsequent amendment, waiver or termination thereof by the Company's shareholders.

         Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                    EXHIBIT B

         The shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights and S-3 registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

         College Club.com Investor Rights Agreement, dated as of June 7, 1999.

         The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration rights thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit B is attached, Holder shall be deemed to be a party to the Agreement, unless Holder otherwise elects not to become or to cease being a party thereto.

                              COLLEGECLUB.COM, INC.

             AMENDMENT NO. 1 TO WARRANT TO PURCHASE PREFERRED STOCK


         This Amendment No. 1 (this "Amendment") to Warrant to Purchase Preferred Stock dated September 16, 1999 (the "Warrant") is made as of March 30, 2000, and is effective as of September 16, 1999 by and among CollegeClub.com, Inc., a Delaware corporation (the "Company") and Silicon Valley Bank (the "Holder"). The Company and the Holder are each a "Party" and together are the "Parties" to this Amendment.

                                    RECITALS

         WHEREAS, the Parties desire to amend the Warrant as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Parties agree as follows:

         1. AMENDMENT TO THE WARRANT. Section 2.4 of the Warrant is hereby amended and restated in its entirety as follows:

                           "2.4.1 ADJUSTMENTS FOR DILUTING ISSUANCES. The
                  Warrant Price and the number of Shares issuable upon exercise of this Warrant, or if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on EXHIBIT A attached hereto in the event of Diluting Issuances (as defined on EXHIBIT A).

                           2.4.2. TERMINATION OF ADJUSTMENTS FOR DILUTING
                  ISSUANCES. Upon the closing of a Qualified IPO, as such term is defined in the Company's Certificate of Incorporation, as amended, the Warrant Price and the number of Shares issuable upon exercise of this Warrant, or if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall no longer be subject to adjustment for Diluting Issuances and the provisions of this
                  Section 2.4 and EXHIBIT A hereto shall terminate."

                  (b) EXHIBIT A of the Warrant is hereby amended and restated in its entirety as follows:

                                   "EXHIBIT A

                            Anti-Dilution Provisions

                           In the event of the issuance (a "Diluting Issuance")
                  by the Company, after the Issue Date of the Warrant, of securities at a price per share less than $3.46 (subject to appropriate adjustments for stock splits, dividends, combinations or other recapitalizations), then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions ("the Provisions") of the Company's Certificate of Incorporation which apply to Diluting Issuances.

                           The Company agrees the Provisions, as in effect on
                  the Issue Date, shall be deemed to remain in full force and effect during the term of the Warrant notwithstanding any subsequent amendment, waiver or termination thereof by the Company's shareholders.

                           Under no circumstances shall the aggregate Warrant
                  Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance."

         2. EFFECT OF AMENDMENT. Except as expressly modified by this Amendment, the Warrant shall remain unmodified and in full force and effect.

         3. ENTIRE AGREEMENT. This Amendment together with the Warrant and all documents referred to herein and therein constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

         4. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

         5. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Amendment, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

         6. FURTHER ASSURANCES. The Parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

         7. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8. GOVERNING LAW. This Amendment will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         9. SEPARATE COUNSEL. The Holder acknowledges and agrees that Brobeck, Phleger & Harrison LLP represents solely the Company and has not represented the Holder's interests and that the Holder has been provided the opportunity and encouraged to consult with counsel of the Holder's own choosing with respect to this Amendment. The Holder certifies and acknowledges that it has carefully read all of the provisions of this Amendment and that the such fully understands and shall fully and faithfully comply with such provisions.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:                        COLLEGECLUB.COM, INC.

                                    By:    /s/ Eric D. Rindahl
                                       --------------------------------------
                                    Eric D. Rindahl, Chief Financial Officer

                          Address:  1010 Second Ave. Suite 600
                                    San Diego, CA
                                    Fax No.: (619) 237-7001

THE HOLDER:                         SILICON VALLEY BANK


                                    By:    /s/ Illegilbe
                                       --------------------------------------




            [SIGNATURE PAGE TO AMENDMENT NO. 1 TO WARRANT TO PURCHASE
                                PREFERRED STOCK]